EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT
Cyberonics Building

ARTICLE 1:  PROPERTY/PURCHASE PRICE

1.1	Certain Basic Terms.

(a)	Purchaser and Notice Address:	With a copy to:

	Cyberonics, Inc.	Winstead PC
	Attn: Chief Executive Officer	Attn: Barry E. Putterman
	100 Cyberonics Blvd	600 Travis, Suite 1100
	Houston, Texas 77058	Houston, Texas 77002
	Telephone: 281/228-7245	Telephone: 713/650-2704
	Facsimile: 281/283-5555	Facsimile: 713/650-2400
	E-mail: dan.moore@cyberonics.com	E-mail: bputterman@winstead.com

(b)	Seller and Notice Address:

Those tenants-in-common listed
on Schedule 1
c/o Kennerly Lamishaw & Rossi LLP
Attn: Howard A. Parelskin
707 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90017
Telephone: 213/426-2075
Facsimile: 213/596-5791
E-mail: howardparelskin@klrfirm.com

(c)	Title Company:	(d) Escrow Agent:

	Charter Title Company	Chicago Title Insurance Company
	Attn: Marvin H. Zindler, Jr.	700 South Flower Street, Suite 800
	11 Greenway Plaza, Suite 120	Los Angeles, CA 90017
	Houston, Texas 77046	Telephone: 213/488-4379
	Telephone: 713/850-9543	Facsimile: 213/612-4110
	Facsimile: 713/850-1514	Email: tgervasi@ctt.com
E-mail: mzindler@chartertitle.com

(e)	Date of this Agreement:	September 6, 2011.

(f)	Purchase Price:	$12,000,000.00.

(g)	Earnest Money:	$250,000.00, plus interest thereon while held by Escrow Agent.

(h)	Due Diligence Period:	The period commencing with the Date of this Agreement, and ending Friday, September 9, 2011.

(i)	Closing Date:	As determined by Seller and Purchaser, but in no event later than Wednesday, September 14, 2011.

(j)	Broker(s):	None ("Seller's Broker"), and Donald R. Kugle ("Purchaser's Broker").

1.2           Property.  Subject to the terms of this Purchase and Sale Agreement (the "Agreement"), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (the "Property"):

(a) The real property described in Exhibit A, together with the buildings and improvements thereon (the "Improvements"), and all appurtenances of the above-described real property, including easements or rights-of-way relating thereto, and, without warranty, all right, title, and interest, if any, of Seller in and to the land lying within any street or roadway adjoining the real property described above or any vacated or hereafter vacated street or alley adjoining said real property.

(b) All of Seller's right, title and interest, in and to all fixtures, furniture, equipment, and other tangible personal property, if any, owned by Seller (the "Personal Property") presently located on such property, but excluding word processing and computer equipment, software and accessories (including, without limitation, CPUs, printers, hubs, switches, firewalls, networking equipment and modems) and any items of personal property owned by tenants, any managing agent or others.

(c) All of Seller's interest, as landlord, in the "Leases," being all leases of the Improvements, and all amendments and modifications thereto, and including all leases which may be made by Seller after the Date of this Agreement and before Closing as permitted by this Agreement.

(d) All of Seller's right, title and interest, if any, in and to all of the following items, to the extent assignable and without warranty (the "Intangible Personal Property"):  (i) licenses, permits, and other governmental approvals and entitlements relating to the Property, (ii) the right to use the name of the Property and existing telephone numbers, fax numbers, and web domains used by the Seller in connection with the Property, (iii) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction, maintenance, repair or operation of the Property, and (iv) any architectural or engineering plans or drawings related to the Property.

1.3           Earnest Money.  The Earnest Money, in immediately available federal funds, evidencing Purchaser's good faith to perform Purchaser's obligations under this Agreement, shall be deposited by Purchaser with the Escrow Agent not later than two Business Days after the Date of this Agreement.  If Purchaser does not terminate this Agreement pursuant to Paragraph 2.5, the Earnest Money shall be deemed non-refundable and shall be remitted to and retained by Seller in the event of a termination of this Agreement for any reason other than as a result of a material default by Seller or as expressly provided in this Agreement.  The Earnest Money shall be applied to the Purchase Price at Closing.

1.4           Independent Consideration.  Notwithstanding anything to the contrary contained in this Agreement, Purchaser and Seller acknowledge and agree that if the Earnest Money is returned to the Purchaser pursuant to any of the provisions of this Agreement, the Escrow Agent shall retain One Hundred and 00/100s Dollars ($100.00) from the Earnest Money and shall pay such amount to Seller as independent consideration paid by Purchaser to Seller for Seller's execution and delivery of this Agreement.

ARTICLE 2:  INSPECTIONS

2.1           Property Information.  By no later than one (1) Business Day after the Date of this Agreement, Seller shall deliver to Purchaser, to the extent in Seller's possession, copies of the following ("Property Information"):

(a)           all existing Leases and guaranties (if any), and any agreements for payment of leasing commissions related to the Leases;

(b)           a current rent roll of the Property, in the customary form provided to Seller including an aged accounts receivables report (the "Rent Roll");

(c)           operating statements for the two previous fiscal years and year-to-date (the "Operating Statements");

(d)           most recent expense reconciliations for tenant reimbursable operating expenses and taxes;

(e) a list and copies of any service agreements relating to the Property ("Service Contracts");

(f) any existing survey of the Property (the "Existing Survey");

(g) any environmental reports prepared for Seller;

(h) copies of the real property tax bills for the previous fiscal year, and the current fiscal year, if available, with respect to the Property;

(i) an inventory of any Personal Property;

(j) copies of the most recent utility bills with respect to the Property;

(k) copies of building plans (if available); and

(l) copies of any license and permits relating to the Property, including all certificates of occupancy.

Seller shall provide Purchaser with access to all current tenant legal files in its possession or under its control.  Except as otherwise expressly provided herein, Seller makes no representations or warranties as to the accuracy or completeness of the Property Information.

2.2           Confidentiality of Property Information.  The Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Property by, Purchaser, its affiliates, lenders, employees, partners, attorneys, accountants, advisors and other professionals or agents relating to the Property, will be treated by Purchaser, its affiliates, lenders, employees, partners, attorneys, accountants, advisors and agents as confidential, and will not be disclosed to anyone other than on a need-to-know basis and to Purchaser's consultants who agree to maintain the confidentiality of such information. If this Agreement is terminated or if for any reason the Closing does not occur, Purchaser shall promptly return the Property Information to Seller and, if requested, shall deliver all third party studies and reports obtained during the course of Purchaser's inspections and investigations to Seller, without recourse or warranty.  The confidentiality provisions of this Paragraph 2.2 shall not apply to any disclosures made by Purchaser as required by law, by court order, in connection with any subpoena served upon Purchaser or as necessary for Purchaser to exercise its rights and remedies under this Agreement; provided Purchaser shall provide Seller with written notice before making any such disclosure.

2.3           Inspections in General.  During the Due Diligence Period and thereafter until the Closing Date or earlier termination of this Agreement, Purchaser, its agents, and employees shall have the right to enter upon the Property for the purpose of making non-invasive inspections at Purchaser's sole risk, cost and expense.  Before any such entry, Purchaser shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller.  Seller hereby approves the certificate attached hereto as Exhibit E.  All of such entries upon the Property shall be at reasonable times during normal business hours and after at least one (1) Business Days' prior notice to Seller, and Seller or Seller's agent shall have the right to accompany Purchaser during any activities performed by Purchaser on the Property.  Purchaser shall not contact any other tenant of the Property, any employees of Seller, any governmental agency or instrumentality (except that Purchaser may, without Seller's consent, contact municipal authorities to confirm the zoning of the Property), or any other third person regarding the Property without the prior written consent of Seller.  Upon at least two (2) Business Days' prior written notice and request from Purchaser, Seller shall notify other tenants of the Property and permit Purchaser to view occupied office space, subject to the rights of other tenants under their leases and except to the extent specifically prohibited in such tenants' leases.  At Seller's request, Purchaser shall provide Seller with a copy of the results of any tests and inspections made by Purchaser (subject to the limitations contained in Paragraph 2.2, above), excluding only market and economic feasibility studies.  If any inspection or test disturbs the Property, Purchaser will restore the Property to the same condition as existed before the inspection or test.  PURCHASER SHALL DEFEND, INDEMNIFY SELLER AND HOLD SELLER, SELLER'S MEMBERS, MANAGERS, OFFICERS, TENANTS, AGENTS, CONTRACTORS AND EMPLOYEES, SELLER'S AFFILIATES (HEREINAFTER DEFINED) AND THE PROPERTY HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, LOSSES, COSTS, DAMAGES, CLAIMS, OR LIABILITIES, INCLUDING, BUT NOT LIMITED TO, MECHANIC'S AND MATERIALMEN'S LIENS AND SELLER'S ATTORNEYS' FEES, ARISING OUT OF OR IN CONNECTION WITH PURCHASER'S INSPECTION OF THE PROPERTY AS ALLOWED HEREIN OR OTHERWISE; PROVIDED, HOWEVER, THAT PURCHASER SHALL NOT BE LIABLE OR RESPONSIBLE FOR COSTS OR DAMAGES ARISING FROM THE MERE DISCOVERY OF ANY EXISTING PROPERTY CONDITION.  "Seller's Affiliates" means (a) any entity that directly or indirectly controls, is controlled by or is under common control with the Seller, or (b) any entity at least a majority of whose economic interest is owned by Seller; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.  The provisions of this paragraph shall survive the Closing or the earlier termination of this Agreement.

2.4           Environmental Inspections and Release.  The inspections under Paragraph 2.3 may include a non-invasive Phase I environmental inspection of the Property, but no Phase II environmental site assessment or other invasive inspection or sampling of soils, water, air or other materials, including without limitation construction materials, for analytical testing, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller's attorney shown in Paragraph 1.1(b) above, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to review and approval by Seller's attorney shown in Paragraph 1.1(b) above.  At Seller's request, Purchaser shall deliver to Seller copies of any Phase II or other environmental report to which Seller consents as provided above (subject to the limitations contained in Paragraph 2.2, above).  IF PURCHASER ACQUIRES THE PROPERTY AND SELLER HAS NOT BREACHED THE REPRESENTATION AND WARRANTY MADE IN PARAGRAPH 7.1(E) BELOW, PURCHASER, FOR ITSELF AND ANY ENTITY AFFILIATED WITH PURCHASER, WAIVES AND RELEASES SELLER AND SELLER'S AFFILIATES FROM AND AGAINST ANY LIABILITY OR CLAIM RELATED TO THE PROPERTY ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND THE TOXIC SUBSTANCE CONTROL ACT, ALL AS AMENDED, OR ANY OTHER CAUSE OF ACTION BASED ON ANY OTHER STATE, LOCAL, OR FEDERAL ENVIRONMENTAL LAW, RULE OR REGULATION (COLLECTIVELY, "ENVIRONMENTAL LAWS.  The provisions of this paragraph shall survive the Closing or any earlier termination of this Agreement.

2.5           Termination During Due Diligence Period.  If Purchaser determines, in its sole discretion, before the expiration of the Due Diligence Period that the Property is unacceptable for Purchaser's purposes in Purchaser's sole and absolute discretion, Purchaser shall have the right to terminate this Agreement by giving to Seller notice of termination before the expiration date of the Due Diligence Period (the "Termination Notice").  If Purchaser does not give a Termination Notice prior to the expiration of the Due Diligence Period, this Agreement shall continue in full force and effect.  If the Termination Notice is delivered prior to the expiration of the Due Diligence Period, the Earnest Money shall be returned to Purchaser, and the parties shall have no further obligations under this Agreement except for those matters which are stated in this Agreement to survive the termination hereof.  Notwithstanding the preceding sentence, if Purchaser fails to give the Termination Notice on or prior to September 6, 2011, but gives the Termination Notice prior to the expiration of the Due Diligence Period, then up to $50,000.00 of the Earnest Money (the "Earnest Money Holdback") shall not immediately be returned to Purchaser, but shall be available for reimbursement (the "Reimbursement") to Seller for the Eligible Costs.  As used herein, the "Eligible Costs" shall mean the reasonable out-of-pocket costs and expenses incurred by Seller after the Date of this Agreement (a) to negotiate the loan documents and reimburse costs to perform other obligations necessary to preserve and be in a position to fund a possible loan with Unum Life Insurance Company to refinance the existing mortgage on the Property, and (b) in connection with said loan, to prepare, negotiate and file of record merger documents among each of the entities comprising Seller.  Eligible Costs shall not include the reimbursement of costs for the performance of obligations that are necessary, desirable or appropriate for Seller to undertake independent of there being a possible loan with Unum Life Insurance Company, including, without limitation, fulfilling its obligations under the Leases and complying with applicable laws.  To be entitled to all or any portion of the Earnest Money Holdback as a Reimbursement, Seller must by no later than thirty (30) days after Purchaser gives the Termination Notice submit to Purchaser a certificate on a form reasonably acceptable to Purchaser from Seller's property manager, Daymark Realty Advisors ("Daymark"), that Seller has incurred the Eligible Costs and attaching thereto invoices in reasonable detail substantiating the amounts thereof in reasonable detail, including an explanation of the nature of the cost.  Seller's failure to comply with each of the above terms and conditions regarding the Reimbursement and the Eligible Costs shall entitle Purchaser to a return of all of the Earnest Money Holdback.  To the extent that Seller does not justify its entitlement for the full amount of the Reimbursement, any deficiency shall be returned by the Escrow Agent to Purchaser upon demand.  In no event shall Purchaser be entitled to the Reimbursement if Purchaser terminates this Agreement for any reason permitted by this Agreement other than pursuant to its rights to do so under this Paragraph 2.5.

2.6           Purchaser's Reliance on its Investigations.  To the maximum extent permitted by applicable law and except for Seller's representations and warranties in Paragraphs 6.6 and 7.1 and any warranties of title contained in the Deed and the Assignment (hereafter defined) delivered at the Closing (collectively, "Seller's Warranties"), this sale is made and will be made without representation, covenant, or warranty of any kind (whether express, implied, or, to the maximum extent permitted by applicable law, statutory) by Seller.  As a material part of the consideration for this Agreement, Purchaser agrees to accept the Property on an "as is" and "where is" basis, with all faults, and without any representation or warranty, all of which Seller hereby disclaims, except for Seller's Warranties.  Except for Seller's Warranties, no warranty or representation is made by Seller as to fitness for any particular purpose, merchantability, design, quality, condition, operation or income, compliance with drawings or specifications, absence of defects, absence of hazardous or toxic substances, absence of faults, flooding, or compliance with laws and regulations including, without limitation, those relating to health, safety, and the environment.  Purchaser acknowledges that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance, and legal condition of the Property and that, other than the Seller's Warranties, Purchaser is not now relying, and will not later rely, upon any representations and warranties made by Seller or anyone acting or claiming to act, by, through or under or on Seller's behalf concerning the Property.  The foregoing limitations in this Paragraph 2.6 shall not apply to any written certificate from Daymark contemplated by this Agreement.  The provisions of this Paragraph 2.6 shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Deed or any of the other Closing documents.

2.7           Tenant Estoppels.  Seller will use good faith efforts to deliver to Purchaser at least two (2) Business Days prior to the Closing estoppel certificates ("Estoppel Certificates") substantially in the form and content of attached Exhibit D (or in the form attached to a tenant's lease) executed by all of the tenants of the Property other than Purchaser.  It shall be a condition precedent to Purchaser's obligations to close hereunder, that such Estoppel Certificates be delivered to Purchaser at least two (2) Business Days prior to the Closing without any information materially inconsistent with the Property Information or the representations and warranties made by Seller in this Agreement (unless such discrepancy was known to Purchaser prior to the Date of this Agreement).  If the contingency in the preceding sentence is not satisfied, Purchaser may terminate this Agreement and be entitled to a return of the Earnest Money, and the parties shall have no further obligations under this Agreement except for those matters which are stated in this Agreement to survive the termination hereof.  Seller shall promptly after receipt of any Estoppel Certificate deliver a copy thereof to Purchaser.  Seller may satisfy its obligations to furnish any Estoppel Certificate by causing Daymark to certify to the same matters that the tenant would otherwise provide (so long as the information contained on any such Estoppel Certificate from Daymark is not materially inconsistent with the Property Information or the representations and warranties made by Seller in this Agreement).  If Seller satisfies all or a part of the contingency regarding Estoppel Certificates by causing Daymark to certify in place of the applicable tenant, the form used shall be that on attached Exhibit D-1.  Daymark shall be released from any liability under an Estoppel Certificate furnished by it if the applicable tenant subsequently provides its own Estoppel Certificate, but only if the information contained in the tenant's Estoppel Certificate contains no information materially adverse from the landlord's perspective to the information in Daymark's Estoppel Certificate.

ARTICLE 3:  TITLE AND SURVEY REVIEW

3.1           Delivery of Title Commitment.  Within two (2) Business Days following the Date of this Agreement, Seller shall cause to be delivered to Purchaser or Purchaser shall obtain a preliminary report or title commitment issued by the Title Company (the "Title Commitment"), covering the Property, together with copies of all documents referenced in the Title Commitment.  Purchaser may obtain, at its expense, a current survey (the "Survey") of the Property sufficient to permit removal of the so-called "survey exception" from the Title Policy described below.

3.2           Title Review and Cure.  During the Due Diligence Period, Purchaser shall review title to the Property as disclosed by the Title Commitment, the Existing Survey and the Survey.  Seller shall have no obligation to cure title objections except (a) liens of an ascertainable amount created or assumed by Seller (including, without limitation, the liens securing the loan originally made by PNC), which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company, (b) any exceptions for leases or rights of parties in possession, except for the tenants under the Leases as tenants only, and (c) the satisfaction of all applicable matters on Schedule C of the Title Commitment (including, without limitation, any that pertain to Seller's Tenants in Common Agreement).  Seller further agrees to remove any exceptions or encumbrances to title which are created by Seller after the Date of this Agreement without Purchaser's consent.  Purchaser may terminate this Agreement if the Title Company revises the Title Commitment after the expiration of the Due Diligence Period to add or modify exceptions in a material adverse manner, if such additions or modifications are not acceptable to Purchaser and are not removed by the Closing Date.  The term "Permitted Exceptions" shall mean: the specific exceptions (exceptions that are not part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment as of the end of the Due Diligence Period and that Seller is not required to remove as provided above; items shown on the Existing Survey or the Survey, which have not been removed as of the end of the Due Diligence Period; real estate taxes not yet due and payable; tenants in possession as tenants only under the Leases; and matters caused or suffered by Purchaser.

3.3           Delivery of Title Policy at Closing.  As a condition to Purchaser's obligation to close, the Escrow Agent shall deliver to Purchaser at Closing an Owner's Policy of Title Insurance (the "Title Policy"), issued by the Title Company as of the date and time of the recording of the Deed in the official records of the county where the Property is located, in the amount of the Purchase Price, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Property, and subject only to the Permitted Exceptions.  Seller shall execute at Closing an affidavit or indemnity in such form reasonably acceptable to Seller as the Title Company shall require for the issuance of the Title Policy.  The Title Policy may be delivered after Closing if that is customary in the locality.

ARTICLE 4:  OPERATIONS AND RISK OF LOSS

4.1           Ongoing Operations.  During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property, including maintenance of the Property, substantially in the same manner as it did before the Date of this Agreement.

4.2           Performance Under Leases and Service Contracts.  During the pendency of this Agreement, Seller will perform its material obligations under the Leases and Service Contracts and other agreements that may affect the Property.

4.3           New Contracts; New Leases.  During the pendency of this Agreement, Seller shall not enter into any new Lease, nor amend or modify any existing Lease, without the prior written consent of Purchaser.  During the pendency of this Agreement, Seller will not enter into any service contract or similar obligation that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause upon no more than 30-days' notice and without penalty or cancellation fee, without the prior consent of Purchaser, which shall not be unreasonably withheld or delayed.

4.4           Termination of Service Contracts.  During the Due Diligence Period, Purchaser shall notify Seller which Service Contracts Purchaser wishes to assume at Closing.  Pursuant to the preceding sentence, Purchaser notifies Seller that all of the Service Contracts should be terminated.  Accordingly, Purchaser shall not assume any Service Contracts.  Notice of termination for all Service Contracts not assumed by Purchaser shall be given by Seller not later than the Closing Date and any normal and customary charges due thereunder after the Closing Date and through the date of actual termination shall be included as a prorated expense.

4.5           Damage or Condemnation.  Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller.  If following the Date of this Agreement and before the Closing the Property or any portion thereof shall be materially damaged, or if the Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Purchaser may terminate this Agreement by written notice to Seller given within 5 days after Purchaser learns of the damage or taking, in which event the Earnest Money shall be returned to Purchaser.  If the Closing Date is within the aforesaid 5-day period, then Closing shall be extended to the next Business Day following the end of said 5-day period.  If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Purchaser any insurance proceeds that may thereafter be made for such damage or destruction.  For the purposes of this paragraph, the phrases "material damage" and "materially damaged" means damage reasonably expected to exceed ten percent (10%) of the Purchase Price to repair.

ARTICLE 5:  CLOSING

5.1           Closing.  The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of the Escrow Agent, in person or by overnight or electronic delivery of documents and funds.

5.2           Conditions to the Parties' Obligations to Close.

(a)           The obligation of Purchaser to consummate the transaction contemplated hereunder is contingent upon the following:

(i)           Seller's representations and warranties contained herein shall be true and correct in all material respects as of the Date of this Agreement and the Closing Date;

(ii)           As of the Closing Date, Seller shall have performed its obligations hereunder and all deliveries to be made at Closing have been tendered; and

(iii)           There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller's ability to perform its obligations under this Agreement.

(b)           The obligation of Seller to consummate the transaction contemplated hereunder is contingent upon the following:

(i)           Purchaser's representations and warranties contained herein shall be true and correct in all material respects as of the Date of this Agreement and the Closing Date;

(ii)           As of the Closing Date, Purchaser shall have performed its obligations hereunder and all deliveries to be made at Closing have been tendered;

(iii)           There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Purchaser that would materially and adversely affect Purchaser's ability to perform its obligations under this Agreement.

So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date, or elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition.  If such party elects to close, notwithstanding the nonsatisfaction of such condition, there shall be no liability on the part of the other party for nonsatisfaction of such condition or for breaches of representations and warranties of which the party electing to close had knowledge as of the Closing.

5.3           Seller's Deliveries in Escrow.  On or before the Business Day preceding the Closing Date, Seller (meaning, as the context implies, each Seller) shall deliver in escrow to the Escrow Agent the following:

(a)           Deed.  A special warranty deed (warranting title for acts by, through or under Seller) (the "Deed") in the form provided for under the law of the state where the Real Property is located, or otherwise in conformity with the custom in such jurisdiction and satisfactory to Seller, executed and acknowledged by Seller, conveying Seller's title to the Real Property, subject only to the Permitted Exceptions.  Any discrepancy between the description of the Real Property in the deed from Seller's immediate grantor and in the Deed shall be conveyed without warranty by Seller.

(b)           Bill of Sale and Assignment of Leases and Contracts.  A Bill of Sale and Assignment of Leases and Service Contracts in the form of Exhibit B attached hereto (the "Assignment"), executed by Seller.

(c)           Rent Roll.  An updated Rent Roll certified by Seller to be true and correct.

(d)           State Law Disclosures.  Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property.

(e)           FIRPTA.  A Foreign Investment in Real Property Tax Act affidavit executed by Seller.

(f)           Additional Documents.  Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

5.4           Purchaser's Deliveries in Escrow.  On or before the Business Day preceding the Closing Date, Purchaser shall deliver in escrow to the Escrow Agent the following:

(a)           Purchase Price.  The Purchase Price, less the Earnest Money, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent's escrow account at a bank satisfactory to Escrow Agent and Seller.

(b)           Bill of Sale and Assignment of Leases and Contracts.  A counterpart of the Assignment, executed by Purchaser.

(c)           State Law Disclosures.  Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property.

(d)           Additional Documents.  Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

5.5           Closing Statements.  At the Closing, Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form required by the Escrow Agent.

5.6           Title Policy.  The Title Policy shall be delivered at Closing as provided in Paragraph 3.3.

5.7           Possession.  Seller shall deliver possession of the Property to Purchaser at the Closing, subject to the Leases and the Permitted Exceptions.

5.8           Post-Closing Deliveries.  Immediately after the Closing, Seller shall deliver to the offices of Purchaser's property manager: the original Leases; originals of all contracts (or copies if no originals are available) and receipts for deposits; all keys, if any, used in the operation of the Property; and, if in Seller's possession, a copy of any "as-built" plans and specifications of the Improvements.

At Closing, the parties will cooperate to insure that all lender-held reserves and deposits are promptly returned to Seller.

5.9           Notice to Tenants.  Seller and Purchaser shall deliver to each tenant immediately after the Closing a notice regarding the sale in substantially the form Exhibit C attached hereto, or such other form as may be required by applicable state law.

5.10           Costs.  Each party shall pay its portion of the following costs as indicated below:

(a)           Survey – Purchaser

(b)           Title Policy:

(i)           Basic or standard premium, including search and exam fees –  Seller

(ii)           ALTA upgrade premium, including extended coverage and any Endorsements – Purchaser

(iii)           Mortgagee/Lender's Title Policy and Endorsements – Purchaser

(c)           State and county documentary, transfer, excise and similar taxes or fees –  Not Applicable

(d)           Mortgage Tax - Purchaser

(e)           Recording charges:

(i)           Instruments to remove encumbrances that Seller is obligated to remove – Seller

(ii)           Deed – Purchaser

(f)           Appraisals, engineering studies, termite inspections, environmental inspections and other inspections and tests desired by Purchaser – Purchaser

(g)           Escrow Fees – The Escrow Agent's escrow fee shall be evenly divided between the parties.  The terminating party shall pay any escrow cancellation fee or other fees due upon a termination of this Agreement, unless due to a default, in which event, the defaulting party shall pay such fees.

(h)           Broker – Purchaser shall pay any fees due Broker.

(i)           Other – Each party shall pay its own attorneys' fees.  All other costs shall be borne according to local custom.

5.11           Close of Escrow.  The Escrow Agent, as agent for the Title Company, shall agree in writing with Seller and Purchaser that (1) recordation of the Deed constitutes its representation that it is holding the closing documents, closing funds and closing statement and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statements and (2) release of closing funds to the Seller shall irrevocably commit it to issue the Title Policy in accordance with this Agreement.  Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser and in accordance with escrow instructions by each party consistent with this Agreement.

ARTICLE 6:  PRORATIONS AND CREDITS

6.1           Prorations.  The day of Closing shall belong to Purchaser and all prorations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Closing Date.  In each such proration set forth below, the portion thereof applicable to periods beginning as of Closing shall be credited or charged to Purchaser and the portion thereof applicable to periods ending as of Closing shall be credited or charged to Seller.

(a)           Taxes and Assessments.  General real estate taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the Property for the then current calendar year or other current tax period (collectively, "Taxes") not yet due and payable shall be prorated.  If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Purchaser and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates.  Any refund or rebate of Taxes resulting from a tax protest, challenge or appeal filed by Seller (an "Appeal") for a tax year ending prior to the Closing Date shall belong to Seller, whether received before or after Closing, and Seller shall have the sole authority to prosecute such Appeals.  Any refund or rebate of Taxes, less costs incurred in connection therewith, resulting from an Appeal for the tax year in which the Closing Date occurs shall be prorated between the parties in the same manner as prescribed above, whether received before or after Closing, and Seller shall have the sole authority to prosecute any such Appeal prior to the Closing Date and after the Closing Date Seller and Purchaser shall mutually cooperate in the prosecution of any such Appeal.

(b)           Collected Rent.  All collected rent and other collected income (including tenant contribution to common expenses) under Leases in effect on the Closing Date shall be prorated as if collected.  Seller shall be charged and Purchaser shall be credited with any rent and other income collected by Seller before Closing but applicable to any period of time after Closing.  Any prepaid rents for the period following the Closing Date shall be paid over by Seller to Purchaser through Escrow.  Any unpaid rents for the month of Closing shall be assigned to Purchaser for collection following the Closing.

(c)           Utilities.  Utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing shall be prorated.  Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items.  Seller shall pay at Closing the bills therefor for the period to the day preceding the Closing, and Purchaser shall pay the bills therefor for the period subsequent thereto.  If the utility company will not issue separate bills, Purchaser will receive a credit against the Purchase Price for Seller's portion and will pay the entire bill prior to delinquency after Closing.  If Seller has paid any utilities no more than 30 days in advance in the ordinary course of business, then Purchaser shall be charged its portion of such payment at Closing.

(d)           Fees and Charges under Service Contracts, Licenses and Permits.  Fees and charges under such of the Service Contracts, licenses and permits as are being assigned to and assumed by Purchaser at the Closing, on the basis of the periods to which such Service Contracts, licenses and permits relate shall be prorated.

(e)           Operating Expenses Estimated Payments. The parties acknowledge that the Leases may call for certain increases in cost of real estate and personal property taxes, operating expenses, insurance premiums and other operating costs (collectively, "Operating Expenses") to either be paid directly by the Tenants or to be reimbursed to Seller by the Tenants through a common area tax, maintenance, and operating expense pass-through assessed against the Tenants. Any payment on account of estimated Operating Expenses by Tenants are referred to herein as "Estimated Payments".  Operating Expenses for the periods from and after January 1, 2011 shall be prorated to the effect that expenses are paid by the parties on an accrual basis with respect to their period of ownership. Purchaser shall receive a credit at Closing for the net amount by which the sum of all Estimated Payments billed to and collected from tenants under the Leases prior to Closing exceeds the amounts which Seller has paid on account of Operating Expenses prior to Closing for which Seller is entitled to reimbursement by tenants under the Leases and for which Seller has not been reimbursed by tenants under the Leases. To the extent applicable to determine the applicable proration in advance of December 31, 2011, expenses may be annualized and shall be presumed to be incurred on a level basis throughout the calendar year, subject to final adjustment in accordance with the provisions of Paragraph 6.2.

(f)           Leasing Commissions.  Seller shall bear the cost of any lease commissions or other leasing costs associated with the Leases entered into as of the Date of this Agreement.  Purchaser shall be responsible for any leasing commissions or other leasing costs in connection with the Leases to the extent they arise from any new Lease or modification of an existing Lease entered into after the Date of this Agreement.  Leasing commissions applicable to any Leases which are renewed or extended by its terms during the period following the Date of this Agreement and prior to Closing shall be prorated over the term of such extension, and adjusted at Closing, so long as the obligation therefor is set forth on Exhibit F.

6.2           Final Adjustment After Closing.  If final prorations cannot be made at Closing for any item being prorated under Paragraph 6.1, including Taxes, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available, with final adjustment to be made as soon as reasonably possible after the Closing, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership.  Payments in connection with the final adjustment shall be due within 30 days of written notice.  Seller shall have reasonable access to, and the right to inspect and audit, Purchaser's books to confirm the final prorations.

6.3           Service Contracts.  Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts that are not terminated as of the Closing Date.

6.4           Tenant Deposits.  All tenant security deposits in Seller's possession, as reflected on a final Rent Roll delivered to Purchaser (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases, shall be credited to Purchaser and charged to Seller at Closing.  As of the Closing, Purchaser shall assume Seller's obligations related to tenant security deposits so credited (the "Security Deposits").  Purchaser will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits transferred to Purchaser and will reimburse Seller for any reasonable expenses (including all reasonable attorneys' fees) incurred or that may be incurred by Seller as a result of any such claims or demands by tenants.

6.5           Utility Deposits.  Purchaser shall be responsible for making any deposits, required with utility companies due to the change in ownership of the Property or in order to have any deposits made by Seller released at Closing.

6.6           Sale Commissions.  Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than the Brokers.  If this transaction is closed, Seller shall be responsible for any commission or other fee due to Seller's Broker, and Purchaser shall be responsible for any commission or fee due to Purchaser's Broker, in accordance with their separate agreements.  Each Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of either Seller or Purchaser.  Except as expressly set forth above, if any claim is made for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.

6.7           Roof/HVAC.  Seller acknowledges that Purchaser maintains that the HVAC system serving the Improvements ("HVAC") and the roof system serving the Property (the "Roof") require significant replacements, repairs and upgrades (the "Work").  Purchaser shall receive a credit against the Purchase Price as a holdback (the "Holdback") for the amount of $350,000.00 to serve as a fund for payment by Purchaser of the Costs of the Work which Purchaser may determine to be necessary or appropriate in its sole discretion exercised in good faith.  By no later than one (1) year after Closing, Purchaser shall send to Seller an itemized accounting of the amounts representing bona fide third party expenditures made by Purchaser after Closing for the Costs of the Work, accompanied by a certificate executed by Purchaser's chief financial officer that the amounts shown thereon are true and correct in all material respects.  In the event the amounts shown attached to such certificate are less than the Holdback, the deficiency, if any, shall be paid in good and sufficient funds to Seller at the same time as the certificate is delivered to Seller.  The "Costs" shall include all charges, expenses and costs for the design, permitting, insuring, labor and materials reasonably incurred in the form of payments to unaffiliated third parties on account of the Work.  The scope of the Work shall be determined by Purchaser in its good faith discretion.

6.8           Survival.  The provisions of this Article 6 shall survive the Closing.

ARTICLE 7:  REPRESENTATIONS AND WARRANTIES

7.1           Seller's Representations and Warranties.  As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser as of the Date of this Agreement and on the Closing Date that:

(a)           Organization and Authority.  Seller (or each of them) has been duly organized and is validly existing as limited liability companies, in good standing in their state of formation and qualified to do business in the state in which the Property is located if required by applicable law.  Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.  This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

(b)           Conflicts and Pending Action.  There is no agreement to which Seller is a party or to Seller's knowledge binding on Seller which is in conflict with this Agreement.  There is no action or proceeding pending or, to Seller's knowledge, threatened against the Property or Seller, including condemnation proceedings, which relates to the Property, the Security Deposits or the Leases, or challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.

(c)           Rent Roll and Operating Statements.  The Rent Roll provided or to be provided to Purchaser is or will be true, correct and complete in all material respects as of the date thereof.  The Operating Statements were prepared by or for Seller in the ordinary course of its business in the same manner as it prepares or obtains such reports for its other properties and are the Operating Statements used and relied upon by Seller in connection with its operation of the Property.

(d)           Leases.  To Seller's knowledge, the Leases delivered or to be delivered to Purchaser pursuant to this Agreement are true, correct and complete.  To Seller's knowledge, except as set forth in the aged accounts receivables report delivered as part of the Rent Roll, there are no defaults by either the Landlord or the tenants and no tenant is owed or will be owed any amounts for allowances, reimbursements and the like, unless the applicable Lease delivered by Seller to Purchaser expressly provides for same to be made on a date after the date of this Agreement.  Inasmuch as Purchaser is a tenant under one of the Leases, the foregoing representations and warranties shall be inapplicable to Purchaser's Lease.

(e)           Service Contracts.  To Seller's knowledge, the list of Service Contracts and the copies of the Service Contracts delivered or to be delivered to Purchaser pursuant to this Agreement are true, correct, and complete.  Neither Seller nor, to Seller's knowledge, any other party is in material default under any Service Contract.

(f)           Violations.  To Seller's knowledge, Seller has not received written notice from any governmental entity of any material violation by Seller of any law, rule or regulation affecting the Property or its use including any environmental law or regulation, nor any written notice that the Property is in violation of any applicable building or zoning code or ordinance, except for any such matters which may have been previously cured by Seller or which have been or will be disclosed to Purchaser pursuant to the terms of this Agreement.

(g)           Compliance with International Trade Control Laws and OFAC Regulations.  Seller (without reference to its constituent entities) is not now nor shall it be at any time prior to or at the Closing an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a "Person") named in any executive orders or lists published by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") as Persons with whom a United States Citizen (a "U.S. Person") may not transact business or must limit their interactions to types approved by OFAC ("Specially Designated Nationals and Blocked Persons").

"Seller's knowledge," as used in this Agreement means the current actual knowledge of Seller, without any duty of inquiry or investigation, other than to Seller's property manager and steering committee.  Purchaser's sole remedy in the event of a material breach of any of the foregoing representations and warranties discovered prior to Closing shall be to elect either to terminate this Agreement, recover the Earnest Money, and be entitled to recover its out-of-pocket costs and expenses incurred in connection with this Agreement, including, without limitation, its attorneys' fees, up to a maximum of $25,000.00 in the aggregate, following which neither party shall have any further obligations hereunder, or to proceed to Closing, waiving any other claim against Seller and releasing Seller from any other liability or obligations in connection therewith.  Seller's maximum aggregate liability for damages arising from all breaches of the foregoing representations discovered after Closing shall be limited to Purchaser's actual damages and attorney's fees (and specifically excluding consequential, punitive and exemplary damages).

7.2           Purchaser's Representations and Warranties.  As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a)           Organization and Authority.  Purchaser has been duly organized and is validly existing as a limited liability company, in good standing in the State of Delaware and is, or prior to Closing will be, qualified to do business in the state in which the Real Property is located.  Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.  This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed by Purchaser, and to Purchaser's knowledge, will constitute the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

(b)           Conflicts and Pending Action.  There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement.  There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

(c)           Compliance with International Trade Control Laws and OFAC Regulations.  Purchaser (without reference to its constituent entities) is not now nor shall it be at any time prior to or at the Closing a Person named in any executive orders or lists published by OFAC as a Specially Designated National and Blocked Person.

ARTICLE 8:  DEFAULT AND DAMAGES

8.1           Default by Purchaser. If Purchaser shall default in its obligation to close hereunder or otherwise materially defaults in its obligations hereunder, Purchaser agrees that Seller shall have the right to have the Escrow Agent deliver the Earnest Money to Seller, as liquidated damages to recompense Seller for time spent, labor and services performed, and the loss of its bargain.  Purchaser and Seller have considered carefully the loss to Seller occasioned by taking the Property off the market as a consequence of the negotiation and execution of this Agreement, the expenses of Seller incurred in connection with the preparation of this Agreement and Seller's performance hereunder, and the other damages, general and special, which Purchaser and Seller realize and recognize Seller will sustain but which Purchaser and Seller agree would be impracticable or extremely difficult to calculate at this time if Purchaser so defaults.  Based on all those considerations, Purchaser and Seller agree that the Earnest Money, together with the interest thereon, represents a reasonable estimate of Seller's damages.  Seller agrees to accept the Earnest Money as Seller's total damages and relief hereunder if Purchaser defaults in its obligations to close hereunder, Seller waiving all other rights and remedies.

8.2           Default by Seller.  If Seller defaults in its obligation to sell and convey the Property to Purchaser pursuant to this Agreement, Purchaser's sole remedy shall be to elect one of the following:  (a) to terminate this Agreement, in which event Purchaser shall be entitled to the return by the Escrow Agent or Seller, as applicable, to Purchaser of the Earnest Money, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought within 90 days of Seller's default, to the extent permitted by law, Purchaser waiving the right to bring suit at any later date.  Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the proper filing of a suit for specific performance.  The limitations on remedies set forth in this Paragraph 8.2 shall not apply to a breach by Seller of the representations and warranties in Paragraph 7.1, nor to any matter which survives Closing or is to be performed by Seller pursuant to a closing document.

ARTICLE 9:  EARNEST MONEY PROVISIONS

9.1           Investment and Use of Funds.  The Escrow Agent shall invest the Earnest Money in government insured interest bearing accounts satisfactory to Purchaser, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made.  If the Closing under this Agreement occurs, the Escrow Agent shall apply the Earnest Money (which includes any interest accrued thereon while the Earnest Money is in escrow) against the Purchase Price due Seller at Closing.

9.2           Contract Terminations.  Upon a termination of this Agreement, either party to this Agreement (the "Terminating Party") may give written notice to the Escrow Agent and the other party (the "Non-Terminating Party") of such termination and the reason for such termination.  Such request shall also constitute a request for the release of the Earnest Money to the Terminating Party if so entitled under this Agreement.  The Non-Terminating Party shall then have five (5) Business Days in which to object in writing to the release of the Earnest Money to the Terminating Party.  If the Non-Terminating Party provides such an objection, and the Earnest Money is in the possession of Escrow Agent, then the Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

9.3           Interpleader.  Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money's disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent's option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys' fees.  Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys' fees of the prevailing party in accordance with the other provisions of this Agreement.

9.4           Liability of Escrow Agent.  The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties.  SELLER AND PURCHASER SHALL JOINTLY AND SEVERALLY INDEMNIFY AND HOLD THE ESCROW AGENT HARMLESS FROM AND AGAINST ALL COSTS, CLAIMS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES, INCURRED IN CONNECTION WITH THE PERFORMANCE OF THE ESCROW AGENT'S DUTIES HEREUNDER, EXCEPT WITH RESPECT TO ACTIONS OR OMISSIONS TAKEN OR MADE BY THE ESCROW AGENT IN BAD FAITH, IN DISREGARD OF THIS AGREEMENT OR INVOLVING NEGLIGENCE ON THE PART OF THE ESCROW AGENT.

ARTICLE 10:  MISCELLANEOUS

10.1           Parties Bound.  Except for an assignment pursuant to this Paragraph 10.1 or Paragraph 10.16, neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void.  No assignment permitted under this Agreement shall relieve the assigning party of any liability hereunder, whether arising before or after the date of such assignment.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

At Closing, Purchaser shall be permitted to assign this Agreement, the Earnest Money, and the rights of "Purchaser" in connection therewith, to a Purchaser's Affiliate (as hereinafter defined) without the prior written consent of Seller, provided that Purchaser delivers written notice of its intent to do so at least five (5) Business Days prior to the Closing Date.  "Purchaser's Affiliate" means (a) any entity that directly or indirectly controls, is controlled by or is under common control with Purchaser, or (b) any entity at least a majority of whose economic interest is owned by Purchaser or the members of Purchaser; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

10.2           Confidentiality. The Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Property by, Purchaser, its affiliates, lenders, employees, attorneys, accountants and other professionals or agents relating to the Property, will be treated by Purchaser, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone other than representatives and consultants of Purchaser, on a need-to-know basis, who agree to maintain the confidentiality of such information, and will be returned to Seller by Purchaser if the Closing does not occur.  Purchaser shall make no public announcement or disclosure of this Agreement or any non-public information related to this Agreement to outside brokers or third parties before the Closing, without the prior written consent of Seller. Purchaser shall not record this Agreement or any memorandum of this Agreement. The confidentiality provisions of this Paragraph 10.2 shall not apply to any disclosures made by Purchaser as required by law, by court order, or in connection with any subpoena served upon Purchaser; provided Purchaser shall provide Seller with written notice before making any such disclosure.  The provisions of this Paragraph 10.2 shall survive Closing and the delivery and recordation of the Deed.

10.3           Headings.  The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

10.4           Invalidity and Waiver.  If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

10.5           Governing Law; Venue.  This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.  Seller and Purchaser agree that exclusive of venue for any legal action concerning this Agreement shall lie exclusively in the state district courts of Harris County, Texas, and hereby submit to jurisdiction in the State of Texas.

10.6           Survival.  Unless otherwise expressly stated in this Agreement, each of the covenants, obligations, representations, and agreements contained in this Agreement shall survive the Closing and the execution and delivery of the Deed required hereunder only for a period of 6 months immediately following the Closing Date; provided, however the indemnification provisions of Paragraph 2.3, 6.4 and 6.6 and the provisions of Paragraph 6.2 shall survive the termination of this Agreement or the Closing, whichever occurs, and shall not be merged, until the applicable statute of limitations with respect to any claim, cause of action, suit or other action relating thereto shall have fully and finally expired.  Any claim brought after Closing based upon a misrepresentation or a breach of a warranty contained in Article 7 of this Agreement shall be actionable or enforceable if and only if:  (i) notice of such claim is given to the party which allegedly made such misrepresentation or breached such covenant, obligation, warranty or agreement within 6 months after the Closing Date; and (ii) the amount of damages or losses as a result of such claim suffered or sustained by the party making such claim exceeds $50,000.

10.7           No Third Party Beneficiary.  This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary or otherwise.

10.8           Entirety and Amendments.  This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property except for any confidentiality agreement binding on Purchaser, which shall not be superseded by this Agreement.  This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

10.9           Time.  Time is of the essence in the performance of this Agreement.

10.10           Attorneys' Fees.  Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys' fees, expended or incurred in connection therewith.

10.11           Notices and Deliveries.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1.  Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) Business Day after deposit with such courier, (b) sent by facsimile, with written confirmation by overnight or first class mail, in which case notice shall be deemed delivered upon receipt of confirmation transmission of such facsimile notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt.  Any notice sent by facsimile or personal delivery and delivered after 5:00 p.m. local time where the Property is located shall be deemed received on the next Business Day.  A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.  Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.  Notices given by counsel to the Purchaser shall be deemed given by Purchaser, notices given by counsel to the Seller shall be deemed given by Seller, and notices given to a party's counsel shall be deemed given to the party.  Notwithstanding the inclusion of a party's e-mail address in Paragraph 1.1, notices sent by e-mail shall not be effective notice.  As used herein, "Business Day" shall mean any day other than a Saturday, Sunday or Texas or federal holiday on which national banks in Houston, Texas are customarily closed.

10.12           Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction – to the effect that any ambiguities are to be resolved against the drafting party – shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.13           Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.  The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time where the Property is located unless otherwise noted. Any funds or documents delivered to Title Company or Escrow Agent shall only be delivered on a Business Day, and any funds or documents delivered after 2:00 p.m. local time where the Property is located shall be deemed delivered on the next Business Day.

10.14           Procedure for Indemnity.  The following provisions govern actions for indemnity under this Agreement.  Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in such proceeding and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding.  The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any other liability that it may have to any indemnitee.  If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

10.15           Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.  To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

10.16           Section 1031 Exchange.  Either party may consummate the purchase or sale (as applicable) of the Property as part of a so-called like kind exchange (an "Exchange") pursuant to §1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that:  (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of an Exchange be a condition precedent or condition subsequent to the exchanging party's obligations under this Agreement; (b) the exchanging party shall effect its  Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary (c) neither party shall be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange desired by the other party; and (d) the exchanging party shall pay any additional costs that would not otherwise have been incurred by the non-exchanging party had the exchanging party not consummated the transaction through an Exchange.  Neither party shall by this Agreement or acquiescence to an Exchange desired by the other party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its Exchange in fact complies with §1031 of the Code.

10.17           WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.18           Limitation of Liability.  Purchaser acknowledges that the liability of Seller shall be limited to its interests in the Property and the proceeds of sale, and shall not extend to any individual member, partner, officer, director, employee, agent, contractor or other person acting for or on behalf of Seller.  Further, as the interests of Seller are held as tenants-in-common, the liability of each party composing Seller hereunder shall be several (in accordance with each party's respective interest in the Property), and not joint; however, Purchaser need not accept partial performance by any party comprising Seller (and may treat any partial performance as a default by Seller for all purposes under this Agreement).

10.19           Ratification by Selling Parties.  The effectiveness of this Agreement is necessarily subject to and conditioned upon execution by all persons composing Seller prior to two (2) Business Days preceding the expiration of the Due Diligence Period.  If such ratification is not delivered to Purchaser prior to the expiration of the Due Diligence Period, Purchaser may terminate this Agreement at any time prior to Closing upon not less than two (2) Business Days' prior written notice and the failure of Seller to provide evidence of due execution by all persons or entities composing Seller prior to the expiration of such two (2) Business Days, recover the Earnest Money, and be entitled to recover jointly and severally from any Seller who signed or ratified this Agreement the actual out of pocket costs Purchaser incurred in connection with this Agreement, including, without limitation, its attorneys fees, up to a maximum aggregate of $50,000.00.  The remedies of Purchaser in this Paragraph 10.19 supersede any limitation on remedies set forth elsewhere in this Agreement.

SIGNATURE PAGE TO

PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

PURCHASER:

CYBERONICS, INC.,
a Delaware corporation

By: /s/ Daniel J. Moore
Name: Daniel J. Moore
Title: President & Chief Executive Officer

“Purchaser”

Escrow Agent has executed this Agreement in order to confirm that the Escrow Agent has received and shall hold the Earnest Money and the interest earned thereon, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.  Escrow Agent agrees to cooperate with Title Company so that Title Company will be in a position to issue a Title Policy (or pro forma) at Closing.  Escrow Agent also submits to venue of any action relating to this Agreement in the state district courts in Harris County, Texas and submits to jurisdiction in the state of Texas.

Date: September 8, 2011	CHICAGO TITLE INSURANCE COMPANY By: /s/ Terri Gervasi Name: Terri Gervasi (rm) Title: Senior Escrow Officer "Escrow Agent"

[INSERT TENANT IN COMMON SIGNATURE  PAGES]

SCHEDULE 1

TENANTS IN COMMON

NNN 100 Cyberonics Drive, LLC
NNN 100 Cyberonics Drive 1, LLC
NNN 100 Cyberonics Drive 2, LLC
NNN 100 Cyberonics Drive 3, LLC
NNN 100 Cyberonics Drive 4, LLC
NNN 100 Cyberonics Drive 5, LLC
NNN 100 Cyberonics Drive 6, LLC
NNN 100 Cyberonics Drive 7, LLC
NNN 100 Cyberonics Drive 8, LLC
NNN 100 Cyberonics Drive 9, LLC
NNN 100 Cyberonics Drive 10, LLC
NNN 100 Cyberonics Drive 11, LLC
NNN 100 Cyberonics Drive 12, LLC
NNN 100 Cyberonics Drive 13, LLC
NNN 100 Cyberonics Drive 14, LLC

Schedule 1-1

EXHIBIT A

LEGAL DESCRIPTION

Being a 2.415 acre (105,189 square foot) tract of land out of the Sarah Deel League,A-13, Harris County, Texas and being a portion of Unrestricted Reserve "E" of Armand, Section One as per map or plat filed for record in Volume 268, Page 141 of the Map Records of Harris County, Texas.  Said 2.415 acre tract being that same tract of land conveyed to Space Center Operating Associates, L.P. by instrument filed for record under Harris County Clerk's File No. U902614, Film Code No. 537-75-8093 of the Official Public Records of Real Property of Harris County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8-inch iron rod with cap (stamped "WEISSER ENG. HOUSTON, TX") found at the most northerly cut-back corner of the intersection of the northeasterly right-of-way line of Space Center Boulevard (100.00 feet wide), with the southeasterly right-of-way line of Cyberonics Boulevard (formerly Skywalker Drive) (60.00 feet wide) and being the most westerly southwest corner of said Unrestricted Reserve "E" and the tract herein described;

THENCE North 23 deg. 14 min. 14 sec. East along the southeasterly right-of-way line of said Cyberonics Boulevard, a distance of 260.00 feet to a 5/8 inch iron rod found for the southwesterly corner of a 1.1051 acre tract of land as conveyed to Paul D. Agarwal by instrument filed for record under Harris County Clerk's File No. V862758, Film Code No. 552-92-0753 of the Official Public Records of Real Property of Harris County, Texas and for the northwesterly corner of the tract herein described;

THENCE South 66 deg. 45 min. 44 sec. East departing the southeasterly right-of-way line of said Cyberonics Boulevard, with the southwesterly line of said 1.1051 acre tract passing at a distance of 184.88 feet the southeast corner of said 1.1051 acre tract and the southwest corner of a 1.1908 acre tract of land conveyed to CCH-Space Center, Ltd. under Harris County Clerk's File No. S255018, Film Code No. 511-23-3102 of the Official Public Records of Real Property of Harris County, Texas, continuing along the southeasterly line of said 1.1908 acre tract a total distance of 206.00 feet to a 5/8 inch iron rod found for an interior corner of said 1.1908 acre tract and the most northerly northeast corner of the tract herein described;

THENCE South 23 deg. 14 min. 16 sec. West, along a northwesterly line of said 1.1908 acre tract a distance of 10.00 feet to a 5/8 inch iron rod found for the most southerly southwest corner of said 1.1908 acre tract and an interior corner of the tract herein described;

THENCE South 66 deg. 45 min. 44 sec East, along the southeasterly line of said 1.1908 acre tract a distance of 191.04 feet to a 5/8 inch iron rod found in the northwesterly line of a 3.1495 acre tract of land conveyed to Cole-Space Center, Ltd. by instrument filed for record under Harris County Clerk's File No. W975380, Film Code No. 574-19-1718 of the Official Public Records of Real Property of Harris County, Texas, for the southeast corner of the said 1.1908 acre tract and the northeast corner of the tract herein described;

THENCE South 23 deg. 14 min. 17 sec. West along the northwesterly line of said 3.1495 acre tract a distance of 257.93 feet to a 1-inch iron bar found in the northeasterly right-of-way line of said Space Center Boulevard as established by right-of-way deed recorded under Harris County Clerk's File No. H429026, for the southwest corner of said 3.1495 acre tract and the southeast corner of the tract herein described;

A-1

THENCE in a westerly direction with the northeasterly right-of-way line of said Space Center Boulevard and with the line of a curve to the right having a central angle of 03 deg. 11 min. 31 sec., a radius of 1334.35 feet, a chord bearing of North 68 deg. 21 min. 30 sec. West and a chord distance of 74.33 feet for a curve length of 74.34 feet to a 1/2 inch iron rod found at the end of said curve;

THENCE North 66 deg. 45 min. 44 sec. West, along the northeasterly right-of-way line of said Space Center Boulevard, a distance of 312.74 feet to a 5/8 inch iron rod with cap (stamped "WEISSER ENG. HOUSTON, TX") found for the southerly cut-back corner of the intersection of the northeasterly line of Space Center Boulevard with the southeasterly right-of-way line of said Cyberonics Boulevard;

THENCE North 21 deg. 45 min. 45 sec. West with said cut-back, a distance of 14.14 feet to the POINT-OF-BEGINNING and containing 2.415 acres (105,189 square feet) of land.

A-2

EXHIBIT B

BILL OF SALE AND ASSIGNMENT OF LEASES AND CONTRACTS

This instrument is executed and delivered as of the ____ day of _________, 200___ pursuant to that certain Purchase and Sale Agreement ("Agreement"), dated ____________, 200___, by and between __________________, a _____________________ ("Seller"), and __________________, a _____________________ ("Purchaser"), covering the real property described in Exhibit A attached hereto ("Real Property").

1. Sale of Personalty.  For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following (the "Personal Property"):

(a) Tangible Personalty.  All of Seller's right, title and interest in and to all fixtures, furniture, equipment, and other tangible personal property, if any, owned by Seller presently located on such property, but excluding word processing and computing equipment and any items of personal property owned by tenants, any managing agent or others.

(b) Intangible Personalty.  All of Seller's right, title and interest, if any, in and to all of the following items, to the extent assignable and without warranty (the "Intangible Personal Property"): (i) licenses, permits, and other governmental approvals and entitlements relating to the Property, (ii) the right to use the name of the Property and existing telephone numbers, fax numbers, and web domains used by Seller in connection with the Property, (iii) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction, maintenance, repair or operation of the Property, and (iv) any architectural or engineering plans or drawings related to the Property.

2. Assignment of Leases and Contracts.  For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts such assignment of, the following (the "Assigned Property"):

(a) Leases.  All of the landlord's right, title and interest in and to the tenant leases ("Leases") described in Exhibit B attached hereto, and Purchaser hereby assumes all of the landlord's obligations under the Leases arising from and after the Closing Date (as defined in the Agreement);

(b) Service Contracts.  All of the landlord's right, title and interest in and to the service contracts described in Exhibit C attached hereto (the "Service Contracts").

3. Assumption.  Purchaser hereby assumes the obligations of Seller under the Leases and Service Contracts arising from and after the Closing Date and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Service Contracts arising on and after the Closing Date.  Seller shall defend, indemnify and hold harmless Purchaser from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Leases, the Security Deposits (as defined in the Agreement) or the Service Contracts arising before the Closing Date.

4. Warranty of Title to Assigned Property.  Seller warrants and defends title to the Personal Property and the Assigned Property unto Purchaser, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof by, through or under Seller, subject only to the matters to which the Deed is subject, to the extent applicable.

5. Agreement Applies.  The covenants, agreements, representations, warranties, indemnities and limitations provided in the Agreement with respect to the property conveyed hereunder (including, without limitation, the limitations of liability provided in the Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

6. Disclaimer.  As set forth in the Agreement, which provisions are hereby incorporated by this reference as if herein set out in full, the Personal Property and Assigned Property are is conveyed by Seller and accepted by Purchaser AS IS, WHERE IS, AND (EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT) WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF SELLER AND PURCHASER EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OF THE STATE OR STATES WHERE THE REAL PROPERTY IS LOCATED.

IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale and Assignment of Leases and Contracts to be executed as of the date written above.

SELLER:

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

Exhibit A

to

Bill of Sale and Assignment of Leases and Contracts

Legal Description

Exhibit B

To

Bill of Sale and Assignment of Leases and Contracts

Leases

Exhibit C

To

Bill of Sale and Assignment of Leases and Contracts

Assigned Contracts

EXHIBIT C

NOTICE TO TENANTS

[Date]

[Project Name]

[Address]

[City/State/ZIP]

Dear Tenant:

Notice is hereby given to the tenants of ______________________ (the "Property") that __________________________________ ("Seller"), the current owner of the Property, has sold the Property to ____________________ ("Purchaser") effective (date of takeover).  Purchaser has assumed all of the obligations of landlord under your lease which arise after the date of this Notice, including any obligations with respect to your security deposit, if any, which has been transferred to Purchaser.

Sincerely,

By:
Name:
Title:

C-1

EXHIBIT D

FORM OF TENANT ESTOPPEL

To:  Cyberonics, Inc.

Today's Date:  September ____, 2011                                                                                     Lease Date:

Lease Commencement Date:                                                                         Lease Expiration Date:

Extension Option(s):

Dates of Amendments or Modifications:

Property Name:

Landlord:

Tenant:                                                               d/b/a

Leased Premises:  Suite/Unit: #___________                                                                           Leased Square Footage: _____________ s.f.

Monthly Rental: $                                                     Annual Rental: $

Security Deposit Paid: $

Amount of Financial Reimbursements owed from Landlord, if any:  $_______________________

The undersigned states that he/she is fully authorized on behalf of the Tenant in the above-described lease (together with any amendments or supplements, the "Lease") to execute this letter and hereby certifies to Cyberonics, Inc., its successors and/or assigns (hereinafter, "Purchaser"), that the information set forth herein is true and accurate in all respects:

1.           The Lease is in full force and effect; there are no other promises, agreements, understandings or commitments, whether oral or written, between Landlord and Tenant relating to the Leased Premises; and Tenant is open for business and in operation in the Leased Premises and has not given Landlord any notice of termination of the Lease.  The Lease has not been assigned by Tenant, nor has Tenant subleased, licensed or otherwise granted to any third party any rights to occupy any portion of the Leased Premises.  A copy of the Lease with any and all amendments or supplements is attached hereto as Exhibit "A".

2.           To the best of Tenant's knowledge and belief, no uncured default, event of default, or breach by Landlord or Tenant currently exists, or with the passage of time would exist, under the Lease.  Neither Landlord nor Tenant have made any claims against the other and currently have no claims against the other alleging any default under the Lease.

D-1

3.           Tenant is current in its obligation to pay rent to Landlord at the rate set forth in the Lease.  Tenant has not prepaid any rent or other amounts to Landlord other than rent and other charges due and payable in the calendar month of this certification.  Tenant has no claim for any offset against any rent due under the Lease.

4.           Tenant is not currently a debtor in any bankruptcy, reorganization, arrangement or insolvency proceedings.

5.           The improvements required to be furnished to the Leased Premises by Landlord or Tenant have been completed, Tenant has accepted possession of the Leased Premises, and Tenant has received all tenant improvement allowances, free rent and other concessions to which Tenant may be entitled under the Lease except as follows:  _________________________________________________ [Insert None or specify exceptions]

6.           The Security Deposit has been paid to Landlord under the Lease, and Tenant has not given Landlord any other security or similar deposit.

7.           Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Leased Premises.

8.           To Tenant's knowledge, no latent defects exist in, on or about the Premises.

9.           Tenant does not have any option or other right to purchase all or any part of the Leased Premises or any option to renew or extend the Lease except as set forth in the Lease.

TENANT

By:
Name:
Title:

Date:

D-2

EXHIBIT D-1

SUBSTITUTE ESTOPPEL CERTIFICATE

To:  Cyberonics, Inc.

Today's Date:  September ____, 2011                                                                                     Lease Date:

Lease Commencement Date:                                                                          Lease Expiration Date:

Extension Option(s):

Dates of Amendments or Modifications:

Property Name:

Landlord:

Tenant:                                                               d/b/a

Leased Premises:  Suite/Unit: #___________                                                                           Leased Square Footage: _____________ s.f.

Monthly Rental: $                                                     Annual Rental: $

Security Deposit Paid: $

Amount of Financial Reimbursements owed from Landlord, if any:  $_______________________________

The undersigned states that he/she is fully authorized on behalf of Daymark Realty Advisors ("Daymark Realty") , the property manager of the office building (the "Building") situated at 100 Cyberonics Drive, Houston, Texas, to make the following statements concerning the Tenant in the above-described lease (together with any amendments or supplements, the "Lease"), and hereby certifies to Cyberonics, Inc., its successors and/or assigns (hereinafter, "Purchaser"), that the information set forth herein is true and accurate in all respects:

1.           The Lease is in full force and effect; there are no other promises, agreements, understandings or commitments, whether oral or written, between Landlord and Tenant relating to the Leased Premises; and Tenant is open for business and in operation in the Leased Premises and has not given Landlord any notice of termination of the Lease.  The Lease has not been assigned by Tenant, nor has Tenant subleased, licensed or otherwise granted to any third party any rights to occupy any portion of the Leased Premises.  A copy of the Lease with any and all amendments or supplements is attached hereto as Exhibit "A".

2.           To the best of Daymark Realty's knowledge and belief, no uncured default, event of default, or breach by Landlord or Tenant currently exists, or with the passage of time would exist, under the Lease.  Neither Landlord nor Tenant have made any claims against the other and currently have no claims against the other alleging any default under the Lease.

D-1-1

3.           Tenant is current in its obligation to pay rent to Landlord at the rate set forth in the Lease.  Tenant has not prepaid any rent or other amounts to Landlord other than rent and other charges due and payable in the calendar month of this certification.  Tenant has no claim for any offset against any rent due under the Lease.

4.           Tenant is not currently a debtor in any bankruptcy, reorganization, arrangement or insolvency proceedings.

5.           The improvements required to be furnished to the Leased Premises by Landlord or Tenant have been completed, Tenant has accepted possession of the Leased Premises, and Tenant has received all tenant improvement allowances, free rent and other concessions to which Tenant may be entitled under the Lease except as follows:  _____________ [Insert none or specify exceptions]

6.           The Security Deposit has been paid to Landlord under the Lease, and Tenant has not given Landlord any other security or similar deposit.

7.           Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Leased Premises.

8.           To Daymark Realty's knowledge, no latent defects exist in, on or about the Leased Premises.

9.           Tenant does not have any option or other right to purchase all or any part of the Leased Premises or any option to renew or extend the Lease except as set forth in the Lease.

10.           Daymark Realty acknowledges that it is making the certifications set forth herein to Purchaser in order that Purchaser may rely thereon in connection with its purchase of the Building.

DAYMARK REALTY ADVISORS

By:
Name:
Title:

D-1-2

EXHIBIT "A"

LEASE

D-1-3

EXHIBIT E

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 8/26/2011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER
USI Southwest
Three Memorial City
840 Gessner, Suite 600
Houston TX 77024

CONTACT NAME: Cindy Peters
PHONE (A/C, No, Ext): 713-490-4754
FAX (A/C, No): 713-490-4600
E-MAIL ADDRESS: cindy.peters@usi.biz
PRODUCER CUSTOMER ID #:

INSURED
Cyberonics, Inc.
100 Cyberonics Blvd
Houston TX 77058

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A: Federal Insurance Company	20281
INSURER B:	
INSURER C:	
INSURER D:	
INSURER E:	
INSURER F:	

COVERAGES CERTIFICATE NUMBER: 1069081600 REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY	Y	Y	35948144	11/1/2010	11/1/2011	EACH OCCURRENCE	$1,000,000
	X COMMERCIAL GENERAL LIABILITY						DAMAGE TO RENTED PREMISES (Ea occurrence)	$1,000,000
	CLAIMS-MADE X OCCUR						MED EXP (Any one person)	$10,000
							PERSONAL & ADV INJURY	$1,000,000
							GENERAL AGGREGATE	$2,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER:						PRODUCTS - COMP/OP AGG	$Excluded
	POLICY PRO-JECT LOC							$
A	AUTOMOBILE LIABILITY	Y	Y	73564510	11/1/2010	11/1/2011	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
	ANY AUTO						BODILY INJURY (Per person)	$
	ALL OWNED AUTOS						BODILY INJURY (Per accident)	$
	SCHEDULED AUTOS						PROPERTY DAMAGE (Per accident)	$
	X HIRED AUTOS							$
	X NON-OWNED AUTOS							$
	X HC Physical Damage							
A	X UMBRELLA LIAB X OCCUR			79880858	11/1/2010	11/1/2011	EACH OCCURRENCE	$15,000,000
	EXCESS LIAB CLAIMS-MADE						AGGREGATE	$15,000,000
	DEDUCTIBLE							$
	RETENTION $							$
A	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A	Y	71739183	11/1/2010	11/1/2011	X WC STATU-TORY LIMITS OTH-ER	
							E.L. EACH ACCIDENT	$1,000,000
							E.L. DISEASE - EA EMPLOYEE	$1,000,000
							E.L. DISEASE - POLICY LIMIT	$1,000,000
A	Employee Benefits Liab			35948144	11/1/2010	11/1/2011	Subject to $1,000 deductible each wrongful act/	1,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Named Insured's include, Cyberonics Europe, BVBA and Cyberonics France SARL.

certificate holder is included as loss payee/mortgagee/additional insured/waiver of subrogation on See Attached...

CERTIFICATE HOLDER

NNN 100 Cyberonics Drive, LLC
C/O Howard Parelskin
707 Wilshire Blvd, Suite 1400
Los Angeles CA 90017

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

E-1

E-2

EXHIBIT F

[SCHEDULE OF FUTURE LEASING COMMISSIONS]

None.

F-1